Exhibit 99.1
Alphabet Announces Fourth Quarter and Fiscal Year 2024 Results
MOUNTAIN VIEW, Calif. – February 4, 2025 – Alphabet Inc. (NASDAQ: GOOG, GOOGL) today announced financial results for the quarter and fiscal year ended December 31, 2024.
•Consolidated Alphabet revenues in Q4 2024 increased 12% year over year to $96.5 billion reflecting robust momentum across the business.
•Google Services revenues increased 10% to $84.1 billion, reflecting the strong momentum across Google Search & other and YouTube ads.
•Google Cloud revenues increased 30% to $12.0 billion led by growth in Google Cloud Platform (GCP) across core GCP products, AI Infrastructure, and Generative AI Solutions.
•Total operating income increased 31% and operating margin expanded by 5% percentage points to 32%.
•Net income increased 28% and EPS increased 31% to $2.15.

Sundar Pichai, CEO, said: “Q4 was a strong quarter driven by our leadership in AI and momentum across the business. We are building, testing, and launching products and models faster than ever, and making significant progress in compute and driving efficiencies. In Search, advances like AI Overviews and Circle to Search are increasing user engagement. Our AI-powered Google Cloud portfolio is seeing stronger customer demand, and YouTube continues to be the leader in streaming watchtime and podcasts. Together, Cloud and YouTube exited 2024 at an annual revenue run rate of $110 billion. Our results show the power of our differentiated full-stack approach to AI innovation and the continued strength of our core businesses. We are confident about the opportunities ahead, and to accelerate our progress, we expect to invest approximately $75 billion in capital expenditures in 2025.”
Q4 2024 Financial Highlights
The following table summarizes our consolidated financial results for the quarter and fiscal year ended December 31, 2023 and 2024 (in millions, except for per share information and percentages).

	Quarter Ended December 31,		Year Ended December 31,
	2023	2024	2023	2024
	(unaudited)			(unaudited)
Revenues	$86,310	$96,469	$307,394	$350,018
Change in revenues year over year	13%	12%	9%	14%
Change in constant currency revenues year over year(1)	13%	12%	10%	15%

Operating income	$23,697	$30,972	$84,293	$112,390
Operating margin	27%	32%	27%	32%

Other income (expense), net	$715	$1,271	$1,424	$7,425

Net income	$20,687	$26,536	$73,795	$100,118
Diluted EPS	$1.64	$2.15	$5.80	$8.04
(1)    Non-GAAP measure. See the section captioned “Reconciliation from GAAP Revenues to Non-GAAP Constant Currency Revenues and GAAP Percentage Change in Revenues to Non-GAAP Percentage Change in Constant Currency Revenues” for more details.

Q4 2024 Supplemental Information (in millions, except for number of employees; unaudited)
Revenues, Traffic Acquisition Costs (TAC), and Number of Employees

	Quarter Ended December 31,
	2023	2024
Google Search & other	$48,020	$54,034
YouTube ads	9,200	10,473
Google Network	8,297	7,954
Google advertising	65,517	72,461
Google subscriptions, platforms, and devices	10,794	11,633
Google Services total	76,311	84,094
Google Cloud	9,192	11,955
Other Bets	657	400
Hedging gains (losses)	150	20
Total revenues	$86,310	$96,469

Total TAC	$13,986	$14,848

Number of employees	182,502	183,323
Segment Operating Results
As announced on October 17, 2024, the Gemini app team that is developing the direct consumer interface to our Gemini models joined Google DeepMind in the quarter ended December 31, 2024. The costs associated with the Gemini app team continue to be reported within our Google Services segment.

	Quarter Ended December 31,
	2023	2024
Operating income (loss):
Google Services	$26,730	$32,836
Google Cloud	864	$2,093
Other Bets	(863)	$(1,174)
Alphabet-level activities(1)	(3,034)	$(2,783)
Total income from operations	$23,697	$30,972
(1)In addition to the costs included in Alphabet-level activities, hedging gains (losses) related to revenue were $150 million and $20 million for the three months ended December 31, 2023 and 2024, respectively. For the three months ended December 31, 2023 and 2024, Alphabet-level activities included substantially all of the charges related to employee severance and our office space charges.
Additional Information Relating to the Quarter Ended December 31, 2024 (unaudited)
Dividend Program
Dividend payments to stockholders of Class A, Class B, and Class C shares, were $1.2 billion, $172 million, and $1.1 billion, respectively, totaling $2.4 billion for the three months ended December 31, 2024.

Webcast and Conference Call Information
A live audio webcast of our fourth quarter 2024 earnings release call will be available on YouTube at https://www.youtube.com/watch?v=URIsVKPmhGg. The call begins today at 1:30 PM (PT) / 4:30 PM (ET). This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, is also available at http://abc.xyz/investor.
We also provide announcements regarding our financial performance, including SEC filings, investor events, press and earnings releases, and blogs, on our investor relations website (http://abc.xyz/investor).
We also share Google news and product updates on Google's Keyword blog at https://www.blog.google/ and News From Google page on X at x.com/NewsFromGoogle, and our executive officers may also use certain social media channels, such as X and LinkedIn, to communicate information about earnings results and company updates, which may be of interest or material to our investors.
Forward-Looking Statements
This press release may contain forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2023 and our most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, which are on file with the SEC and are available on our investor relations website at http://abc.xyz/investor and on the SEC website at www.sec.gov. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2024, and may be set forth in other reports and filings we make with the SEC. All information provided in this release and in the attachments is as of February 4, 2025. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.
About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: free cash flow; constant currency revenues; and percentage change in constant currency revenues. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results, such as our revenues excluding the effect of foreign exchange rate movements and hedging activities, which are recognized at the consolidated level. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.
There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.
For more information on these non-GAAP financial measures, please see the sections captioned “Reconciliation from GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow” and “Reconciliation from GAAP Revenues to Non-GAAP Constant Currency Revenues and GAAP Percentage Change in Revenues to Non-GAAP Percentage Change in Constant Currency Revenues” included at the end of this release.
Contact

Investor relations	Media
investor-relations@abc.xyz	press@abc.xyz

Alphabet Inc.
CONSOLIDATED BALANCE SHEETS
(In millions, except par value per share amounts)

	As of December 31,
	2023	2024
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$24,048	$23,466
Marketable securities	86,868	72,191
Total cash, cash equivalents, and marketable securities	110,916	95,657
Accounts receivable, net	47,964	52,340
Other current assets	12,650	15,714
Total current assets	171,530	163,711
Non-marketable securities	31,008	37,982
Deferred income taxes	12,169	17,180
Property and equipment, net	134,345	171,036
Operating lease assets	14,091	13,588
Goodwill	29,198	31,885
Other non-current assets	10,051	14,874
Total assets	$402,392	$450,256
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,493	$7,987
Accrued compensation and benefits	15,140	15,069
Accrued expenses and other current liabilities	46,168	51,228
Accrued revenue share	8,876	9,802
Deferred revenue	4,137	5,036
Total current liabilities	81,814	89,122
Long-term debt	11,870	10,883
Income taxes payable, non-current	8,474	8,782
Operating lease liabilities	12,460	11,691
Other long-term liabilities	4,395	4,694
Total liabilities	119,013	125,172
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value per share, 100 shares authorized; no shares issued and outstanding	0	0
Class A, Class B, and Class C stock and additional paid-in capital, $$0.001 par value per share: 300,000 shares authorized (Class A 180,000, Class B 60,000, Class C 60,000); 12,460 (Class A 5,899, Class B 870, Class C 5,691) and 12,211 (Class A 5,835, Class B 861, Class C 5,515) shares issued and outstanding	76,534	84,800
Accumulated other comprehensive income (loss)	(4,402)	(4,800)
Retained earnings	211,247	245,084
Total stockholders’ equity	283,379	325,084
Total liabilities and stockholders’ equity	$402,392	$450,256

Alphabet Inc.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2023	2024	2023	2024
	(unaudited)			(unaudited)
Revenues	$86,310	$96,469	$307,394	$350,018
Costs and expenses:
Cost of revenues	37,575	40,613	133,332	146,306
Research and development	12,113	13,116	45,427	49,326
Sales and marketing	7,719	7,363	27,917	27,808
General and administrative	5,206	4,405	16,425	14,188
Total costs and expenses	62,613	65,497	223,101	237,628
Income from operations	23,697	30,972	84,293	112,390
Other income (expense), net	715	1,271	1,424	7,425
Income before income taxes	24,412	32,243	85,717	119,815
Provision for income taxes	3,725	5,707	11,922	19,697
Net income	$20,687	$26,536	$73,795	$100,118

Basic net income per share	$1.66	$2.17	$5.84	$8.13
Diluted net income per share	$1.64	$2.15	$5.80	$8.04
Number of shares used in basic earnings per share calculation	12,488	12,228	12,630	12,319
Number of shares used in diluted earnings per share calculation	12,602	12,348	12,722	12,447

Alphabet Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Quarter Ended December 31,		Year Ended December 31,
	2023	2024	2023	2024
	(unaudited)			(unaudited)
Operating activities
Net income	$20,687	$26,536	$73,795	$100,118
Adjustments:
Depreciation of property and equipment	3,316	4,205	11,946	15,311
Stock-based compensation expense	5,659	5,810	22,460	22,785
Deferred income taxes	(1,670)	(1,448)	(7,763)	(5,257)
Loss (gain) on debt and equity securities, net	(471)	67	823	(2,671)
Other	1,665	827	4,330	3,419
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(6,518)	(4,570)	(7,833)	(5,891)
Income taxes, net	(9,869)	379	523	(2,418)
Other assets	740	937	(2,143)	(1,397)
Accounts payable	427	401	664	359
Accrued expenses and other liabilities	4,317	5,205	3,937	(1,161)
Accrued revenue share	797	581	482	1,059
Deferred revenue	(165)	183	525	1,043
Net cash provided by operating activities	18,915	39,113	101,746	125,299
Investing activities
Purchases of property and equipment	(11,019)	(14,276)	(32,251)	(52,535)
Purchases of marketable securities	(28,436)	(21,645)	(77,858)	(86,679)
Maturities and sales of marketable securities	34,030	21,649	86,672	103,428
Purchases of non-marketable securities	(851)	(1,800)	(3,027)	(5,034)
Maturities and sales of non-marketable securities	204	150	947	882
Acquisitions, net of cash acquired, and purchases of intangible assets	(29)	(91)	(495)	(2,931)
Other investing activities	(66)	(167)	(1,051)	(2,667)
Net cash used in investing activities	(6,167)	(16,180)	(27,063)	(45,536)
Financing activities
Net payments related to stock-based award activities	(2,680)	(3,049)	(9,837)	(12,190)
Repurchases of stock (1)	(16,191)	(15,551)	(61,504)	(62,222)
Dividend payments	0	(2,442)	0	(7,363)
Proceeds from issuance of debt, net of costs	1,492	4,895	10,790	13,589
Repayments of debt	(1,929)	(3,750)	(11,550)	(12,701)
Proceeds from sale of interest in consolidated entities, net	0	861	8	1,154
Net cash used in financing activities	(19,308)	(19,036)	(72,093)	(79,733)
Effect of exchange rate changes on cash and cash equivalents	(94)	(390)	(421)	(612)
Net increase (decrease) in cash and cash equivalents	(6,654)	3,507	2,169	(582)
Cash and cash equivalents at beginning of period	30,702	19,959	21,879	24,048
Cash and cash equivalents at end of period	$24,048	$23,466	$24,048	$23,466
(1)    Includes cash paid for stock repurchases of $15.1 billion and $61.8 billion for the fourth quarter and full year 2024, respectively, as well as excise tax payments of $447 million made during the fourth quarter of 2024.

Segment Results
The following table presents our segment revenues and operating income (loss) (in millions; unaudited):

	Quarter Ended December 31,
	2023	2024
Revenues:
Google Services	$76,311	$84,094
Google Cloud	9,192	11,955
Other Bets	657	400
Hedging gains (losses)	150	20
Total revenues	$86,310	$96,469
Operating income (loss):
Google Services	$26,730	$32,836
Google Cloud	864	2,093
Other Bets	(863)	(1,174)
Alphabet-level activities	(3,034)	(2,783)
Total income from operations	$23,697	$30,972
We report our segment results as Google Services, Google Cloud, and Other Bets:
•Google Services includes products and services such as ads, Android, Chrome, devices, Google Maps, Google Play, Search, and YouTube. Google Services generates revenues primarily from advertising; fees received for consumer subscription-based products such as YouTube TV, YouTube Music and Premium, and NFL Sunday Ticket, as well as Google One; the sale of apps and in-app purchases; and devices.
•Google Cloud includes infrastructure and platform services, applications, and other services for enterprise customers. Google Cloud generates revenues primarily from consumption-based fees and subscriptions received for Google Cloud Platform services, Google Workspace communication and collaboration tools, and other enterprise services.
•Other Bets is a combination of multiple operating segments that are not individually material. Revenues from Other Bets are generated primarily from the sale of healthcare-related services and internet services.
Certain costs are not allocated to our segments because they represent Alphabet-level activities. These costs primarily include certain AI-focused shared R&D activities, including development costs of our general AI models; corporate initiatives such as our philanthropic activities; corporate shared costs such as certain finance, human resource, and legal costs, including certain fines and settlements. Charges associated with employee severance and office space reductions during 2023 and 2024 were also not allocated to our segments. Additionally, hedging gains (losses) related to revenue are not allocated to our segments.

Other Income (Expense), Net
The following table presents our other income (expense), net (in millions; unaudited):

	Quarter Ended December 31,
	2023	2024
Interest income	$1,110	$1,088
Interest expense	(69)	(53)
Foreign currency exchange gain (loss), net	(449)	(21)
Gain (loss) on debt securities, net	(115)	(431)
Gain (loss) on equity securities, net(1)	586	364
Performance fees	(45)	(43)
Income (loss) and impairment from equity method investments, net	(256)	(87)
Other	(47)	454
Other income (expense), net	$715	$1,271
(1)Includes all gains and losses, unrealized and realized, on equity securities. For Q4 2024, the net effect of the gain on equity securities of $364 million and the performance fees related to certain investments of $43 million increased the provision for income tax, net income, and diluted net income per share by $67 million, $254 million, and $0.02, respectively. Fluctuations in the value of our investments may be affected by market dynamics and other factors and could significantly contribute to the volatility of OI&E in future periods.
Reconciliation from GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow (in millions; unaudited):
We provide non-GAAP free cash flow because it is a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including investing in our business and acquisitions, and to strengthen our balance sheet.

Quarter Ended December 31, 2024
Net cash provided by operating activities	$39,113
Less: purchases of property and equipment	(14,276)
Free cash flow	$24,837
Free cash flow: We define free cash flow as net cash provided by operating activities less capital expenditures.

Reconciliation from GAAP Revenues to Non-GAAP Constant Currency Revenues and GAAP Percentage Change in Revenues to Non-GAAP Percentage Change in Constant Currency Revenues (in millions, except percentages; unaudited):
We provide non-GAAP constant currency revenues (“constant currency revenues”) and non-GAAP percentage change in constant currency revenues (“percentage change in constant currency revenues”), because they facilitate the comparison of current results to historic performance by excluding the effect of foreign exchange rate movements (“FX Effect”) as well as hedging activities, which are recognized at the consolidated level, as they are not indicative of our core operating results.
Non-GAAP constant currency revenues is defined as revenues excluding the effect of foreign exchange rate movements and hedging activities and is calculated by translating current period revenues using prior period exchange rates and excluding any hedging effect recognized in the current period. We calculate the percentage change in constant currency revenues by comparing constant currency revenues to the prior year comparable period revenues, excluding any hedging effect recognized in the prior period.
Revenues by Geography
Comparison from the Quarter Ended December 31, 2023 to the Quarter Ended December 31, 2024

			Quarter Ended December 31, 2024
					% Change from Prior Period
	Quarter Ended December 31,		Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	2023	2024
United States	$41,995	$47,375	$0	$47,375	13%		0%	13%
EMEA	25,010	28,184	350	27,834	13%		2%	11%
APAC	13,979	15,156	(50)	15,206	8%		(1)%	9%
Other Americas	5,176	5,734	(565)	6,299	11%		(11)%	22%
Revenues, excluding hedging effect	86,160	96,449	(265)	96,714	12%		0%	12%
Hedging gains (losses)	150	20
Total revenues(1)	$86,310	$96,469		$96,714	12%	0%	0%	12%
(1)Total constant currency revenues of $96.7 billion for the quarter ended December 31, 2024 increased $10.6 billion compared to $86.2 billion in revenues, excluding hedging effect for the quarter ended December 31, 2023.
Comparison from the Quarter Ended September 30, 2024 to the Quarter Ended December 31, 2024

			Quarter Ended December 31, 2024
					% Change from Prior Period
	Quarter Ended		Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	September 30, 2024	December 31, 2024
United States	$43,139	$47,375	$0	$47,375	10%		0%	10%
EMEA	25,472	28,184	(36)	28,220	11%		0%	11%
APAC	14,547	15,156	26	15,130	4%		0%	4%
Other Americas	5,093	5,734	(81)	5,815	13%		(1)%	14%
Revenues, excluding hedging effect	88,251	96,449	(91)	96,540	9%		0%	9%
Hedging gains (losses)	17	20
Total revenues(1)	$88,268	$96,469		$96,540	9%	0%	0%	9%
(1)Total constant currency revenues of $96.5 billion for the quarter ended December 31, 2024 increased $8.3 billion compared to $88.3 billion in revenues, excluding hedging effect for the quarter ended September 30, 2024.

Comparison from the Year Ended December 31, 2023 to the Year Ended December 31, 2024

			Year Ended December 31, 2024
					% Change from Prior Period
	Year Ended December 31,		Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	2023	2024
United States	$146,286	$170,447	$0	$170,447	17%		0%	17%
EMEA	91,038	$102,127	41	102,086	12%		0%	12%
APAC	51,514	56,815	(1,369)	58,184	10%		(3)%	13%
Other Americas	18,320	20,418	(1,608)	22,026	11%		(9)%	20%
Revenues, excluding hedging effect	307,158	349,807	(2,936)	352,743	14%		(1)%	15%
Hedging gains (losses)	236	211
Total revenues(1)	$307,394	$350,018		$352,743	14%	0%	(1)%	15%
(1)Total constant currency revenues of $352.7 billion for the year ended December 31, 2024 increased $45.6 billion compared to $307.2 billion in revenues, excluding hedging effect for the year ended December 31, 2023.
Total Revenues — Prior Year Comparative Periods
Comparison from the Quarter Ended December 31, 2022 to the Quarter Ended December 31, 2023

			Quarter Ended December 31, 2023
	Quarter Ended December 31,				% Change from Prior Period
			Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	2022	2023
Revenues excluding hedging effect	$75,379	$86,160	$940	$85,220	14%		1%	13%
Hedging gains (losses)	$669	$150
Total revenues	$76,048	$86,310		$85,220	13%	(1)%	1%	13%
Total Revenues — Prior Year Comparative Periods
Comparison from the Year Ended December 31, 2022 to the Year Ended December 31, 2023

			Year Ended December 31, 2023
					% Change from Prior Period
	Year Ended December 31,		Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	2022	2023
Revenues excluding hedging effect	$280,876	$307,158	$(1,953)	$309,111	9%		(1)%	10%
Hedging gains (losses)	$1,960	$236
Total revenues	$282,836	$307,394		$309,111	9%	0%	(1)%	10%